UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2016

CLAIRE’S STORES, INC.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

1-8899, 333-148108, 333-175171	59-0940416
(Commission File Number)	(I.R.S. Employer Identification No.)

2400 West Central Road, Hoffman Estates, Illinois 60192

(Address of principal executive offices)

Registrant’s telephone number, including area code: (847) 765-1100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 4, 2016, Claire’s Stores, Inc. (the “Company”) entered into two Exchange Agreements (the “Exchange Agreements”), dated as of May 4, 2016 with certain funds managed by affiliates of Apollo Global Management, LLC (the “Apollo Funds”), pursuant to which the Company exchanged (i) $174.4 million aggregate principal amount of its 10.50% Senior Subordinated Notes due 2017 (the “Existing Subordinated Notes”) held by the Apollo Funds, for (ii) $174.4 million aggregate principal amount of its newly-issued 10.50% PIK Senior Subordinated Notes due 2017 (the “New PIK Subordinated Notes”). The Existing Subordinated Notes had been acquired by the Apollo Funds in open market transactions. The Company has caused all $174.4 million aggregate principal amount of the acquired Existing Subordinated Notes to be cancelled. The Apollo Funds are the indirect controlling shareholders of the Company.

The New PIK Subordinated Notes were issued pursuant to an Indenture (the “Indenture”), dated as of May 4, 2016, entered into by the Company, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee. The terms of the New PIK Subordinated Notes are substantially the same as those of the Existing Subordinated Notes except that interest, which accrues at 10.50% per annum from December 1, 2015, will be paid-in-kind (“PIK”) with respect to the June 1, 2016 interest payment and may be PIK, paid in cash or paid 50% cash/50% PIK with respect to the December 1, 2016 interest payment. Interest on the New PIK Subordinated Notes and the Existing Subordinated Notes is payable semi-annually in June and December. The New PIK Subordinated Notes and the Existing Subordinated Notes will mature June 1, 2017.

The New PIK Subordinated Notes rank pari passu with the Existing Subordinated Notes, and both series are subordinated to all senior indebtedness of the Company and the Guarantors.

The Indenture has substantially the same terms as the indenture governing the Existing Subordinated Notes (other than with respect to PIK interest as discussed above) and includes customary defaults and covenants that, among other things, subject to certain exceptions and basket amounts, restrict the ability of the Company and its restricted subsidiaries to:

•	incur additional indebtedness;

•	pay dividends or distributions on capital stock, repurchase or retire capital stock and redeem, repurchase or defease any subordinated indebtedness;

•	make certain investments;

•	create or incur certain liens;

•	create restrictions on the payment of dividends or other distributions from subsidiaries;

•	transfer or sell assets;

•	engage in certain transactions with affiliates; and

•	merge or consolidate with other companies or transfer all or substantially all of the Company’s assets.

The New PIK Subordinated Notes (and the Existing Subordinated Notes) may, subject to restrictions contained in the Company’s other debt agreements, be redeemed at par at any time.

Copies of the Indenture (including the form of the New PIK Subordinated Notes) and the Exchange Agreements are filed as Exhibit 4.1, Exhibit 10.1 and Exhibit 10.2 to this report, respectively, and are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant

The disclosure in Item 1.01 with respect to the Company’s issuance of $174.4 million aggregate principal amount of New PIK Subordinated Notes in exchange for $174.4 million aggregate principal amount of the Company’s Existing Subordinated Notes is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 4.1	Indenture, dated as of May 4, 2016, among Claire’s Stores, Inc., the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee.

Exhibit 4.2	Form of 10.50% PIK Senior Subordinated Note due 2017 (included in Exhibit 4.1)

Exhibit 10.1	Exchange Agreement, dated as of May 4, 2016 among Claire’s Stores, Inc., the Guarantors named therein and the Institutional Investors named therein.

Exhibit 10.2	Exchange Agreement, dated as of May 4, 2016 among Claire’s Stores, Inc., the Guarantors named therein and the Institutional Investor named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLAIRE’S STORES, INC.

Date: May 4, 2016	By:	/s/ J. Per Brodin
J. Per Brodin Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit 4.1	Indenture, dated as of May 4, 2016, among Claire’s Stores, Inc., the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee.

Exhibit 4.2	Form of 10.50% PIK Senior Subordinated Note due 2017 (included in Exhibit 4.1)

Exhibit 10.1	Exchange Agreement, dated as of May 4, 2016 among Claire’s Stores, Inc., the Guarantors named therein and the Institutional Investors named therein.

Exhibit 10.2	Exchange Agreement, dated as of May 4, 2016 among Claire’s Stores, Inc., the Guarantors named therein and the Institutional Investor named therein.